UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — December 12, 2007

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 299-9375

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On December 12, 2007, Assured Guaranty Ltd. (“AGO”) announced that it intends, subject to market and other conditions, to initiate a public offering of approximately $300 million of its common shares, plus additional common shares of approximately $45 million that are subject to a 30-day option granted to the underwriters of the offering.  Banc of America Securities LLC and Merrill Lynch & Co. will act as joint book-runners of the offering.

AGO intends to contribute the net proceeds of the offering to its reinsurance subsidiary, Assured Guaranty Re Ltd. (“AG Re”).  AG Re intends to use the proceeds to capitalize on large reinsurance portfolio opportunities which provide capital relief to unaffiliated monoline financial guaranty companies as well as to support the growth of Assured Guaranty Corp. (“AGC”), AGO’s direct financial guaranty subsidiary, by providing reinsurance.  AG Re is AGC’s principal financial guaranty reinsurer.

In connection with the proposed offering, AGO disclosed that it has performed a mark-to-market estimate on its credit default swap (‘‘CDS’’) contracts in force as of November 30, 2007, and estimated that the after-tax unrealized mark-to-market loss for the months of October and November of 2007 is approximately $220 million. Approximately 70% of this unrealized mark-to-market loss on CDS contracts is due to lower market values principally in the residential mortgage-backed securities and commercial mortgage-backed securities markets. The mark-to-market loss does not reflect actual claims or credit losses, nor does it affect AGO’s claims-paying resources, rating agency capital requirements or regulatory capital position.  AGO’s CDS contracts are substantially similar to its financial guaranty insurance contracts and provide the counterparty with credit protection against payment default. These contracts are generally held to maturity. The net gain or loss on CDS exposure will amortize to zero as the exposure approaches its maturity date, unless there is a payment default on the exposure. Depending on the changes in the market value of AGO’s CDS contracts, this mark-to-market loss could be greater or lower at December 31, 2007 and at other times subsequent to November 30, 2007.

Attached as Exhibit 99.1 is the December 12, 2007 press release.

Item 9.01    Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated December 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ James M. Michener
Name: James M. Michener
Title: General Counsel
Date: December 12, 2007